        As filed with the Securities and Exchange Commission on February 4, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     __________________________________

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     __________________________________

                          THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                             74-1790172
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              5803 GLENMONT DRIVE
                              HOUSTON, TEXAS 77081
                    (Address of Principal Executive Offices)

                           THE MEN'S WEARHOUSE, INC.
                             1992 STOCK OPTION PLAN

                                 DAVID H. EDWAB
                           40650 ENCYCLOPEDIA CIRCLE
                           FREMONT, CALIFORNIA  94538
                    (Name and address of agent for service)

                                 (510) 657-9821
         (Telephone number, including area code, of agent for service)

                       __________________________________

                                 With Copy to:

                          FULBRIGHT & JAWORSKI L.L.P.
                         801 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C.  20004
                                 (202) 662-4660
                         ATTENTION:  MICHAEL W. CONLON

                       __________________________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                   Proposed          Proposed maximum
  Title of securities       Amount to          maximum offering     aggregate offering         Amount of
   to be registered        be registered       price per unit(3)         price(3)           registration fee
--------------------------------------------------------------------------------------------------------------
     Common Stock
    $.01 par value     208,088 shares(1)(2)         $26.44              $5,501,847               $1,668
==============================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 1992 Stock Option Plan, as amended.
(2) Pursuant to Rule 429, the prospectus related to this registration statement also relates to the registration statement on Form S-8 (No. 33-48109), which also registered shares of Common Stock to be issued upon exercise of options granted under the 1992 Stock Option Plan.
(3) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of a share of Common Stock on the Nasdaq National Market on January 28, 1997.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the registrant's Registration Statement on Form S-8 (No. 33-48109), registering shares of Common Stock issuable under The Men's Wearhouse, Inc. 1992 Stock Option Plan, are hereby incorporated by reference herein.

ITEM 8.  EXHIBITS
-------  --------
         4.1     -  Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the
                    Registrant's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994).

         4.2     -  By-laws (incorporated by reference from Exhibit 3.2 to the Registrant's Annual Report on
                    Form 10-K for the fiscal year ended January 29, 1994).

         4.3     -  Form of Common Stock certificate (incorporated by reference from Exhibit 4.3 to the
                    Registrant's Registration Statement on Form S-1 (Registration No. 33-45949)).

         4.4     -  Employment Agreement dated as of January 31, 1991, by and between the Company and David H.
                    Edwab, including the First Amendment thereto dated as of September 30, 1991 (incorporated by reference from Exhibit 4.4 to the Registrant's Registration Statement on Form S-1
                    (Registration No. 33-45949)).

         4.5     -  Second Amendment effective as of January 1, 1993, to Employment Agreement dated as of
                    January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration
                    No. 33-60516)).

         4.6     -  Second [sic] Amendment dated as of April 12, 1994, to Employment Agreement dated as of
                    January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
                    January 28, 1995).

         4.7     -  Option Issuance Agreement dated as of September 30, 1991, by and between the Company and
                    David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration
                    Statement on Form S-1 (Registration No. 33-45949)).

         4.8     -  First Amendment to Option Issuance Agreement dated April 22, 1992, but effective as of
                    September 30, 1991 (incorporated by reference from Exhibit 4.7 to the Registrant's
                    Registration Statement on Form S-8 (Registration No. 33-48109)).

         4.9     -  Second Amendment to Option Issuance Agreement dated effective as of January 1, 1993
                    (incorporated by reference from Exhibit 4.8 to the Registrant's Registration Statement on
                    Form S-1 (Registration No. 33-60516)).

         4.10    -  First [sic] Amendment to Option Issuance Agreement dated as of April 12, 1994 (incorporated by reference from Exhibit 4.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).

         4.11    -  1992 Stock Option Plan (incorporated by reference from Exhibit 10.5 to the Registrant's
                    Registration Statement on Form S-1 (Registration No. 33-45949)).

         4.12    -  First Amendment to 1992 Stock Option Plan (incorporated by reference from Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-60516)).

         4.13    -  Second Amendment to 1992 Stock Option Plan.

         5.1     -  Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

         23.1    -  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

         23.2    -  Consent of Deloitte & Touche LLP.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 31st day of January, 1997.


                                        THE MEN'S WEARHOUSE, INC.



                                        By: /s/ George Zimmer
                                           ------------------------------------
                                                     George Zimmer
                                                Chairman, President and Chief
                                                    Executive Officer


                               POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David H. Edwab and Gary G. Ckodre, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ George Zimmer                                  Chairman of the Board,             January 31, 1997
-------------------------------------------         President and Chief
George Zimmer                                       Executive Officer
                                                  (Principal Executive Officer)

/s/ David H. Edwab                                 Chief Operating and                January 31, 1997
-------------------------------------------        Financial Officer,
David H. Edwab                                     Treasurer and Director
                                                   (Principal Financial Officer)

/s/ Gary G. Ckodre                                 Vice President and                 January 31, 1997
-------------------------------------------        Chief Accounting Officer
Gary G. Ckodre

/s/ Richard E. Goldman                             Executive Vice                     January 31, 1997
-------------------------------------------        President and Director
Richard E. Goldman

/s/ Robert E. Zimmer                               Senior Vice President--            January 31, 1997
-------------------------------------------        Real Estate and Director
Robert E. Zimmer

/s/ James E. Zimmer                                Senior Vice President--            January 31, 1997
-------------------------------------------        Merchandising and Director
James E. Zimmer

/s/ Harry M. Levy                                  Senior Vice President--            January 31, 1997
-------------------------------------------         Planning and Systems,
Harry M. Levy                                       Chief Information Officer
                                                    and Director

/s/ Michael L. Ray                                 Director                           January 28, 1997
-------------------------------------------
Michael L. Ray

/s/ Sheldon I. Stein                               Director                           January 31, 1997
-------------------------------------------
Sheldon I. Stein

                               INDEX TO EXHIBITS

   Exhibit
    Number                                        Description of Exhibits
    ------                                        -----------------------
     4.1       Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the
               Registrant's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994).

     4.2       By-laws (incorporated by reference from Exhibit 3.2 to the Registrant's Annual Report on
               Form 10-K for the fiscal year ended January 29, 1994).

     4.3       Form of Common Stock certificate (incorporated by reference from Exhibit 4.3 to the
               Registrant's Registration Statement on Form S-1 (Registration No. 33-45949)).

     4.4       Employment Agreement dated as of January 31, 1991, by and between the Company and David H.
               Edwab, including the First Amendment thereto dated as of September 30, 1991 (incorporated by reference from Exhibit 4.4 to the Registrant's Registration Statement on Form S-1
               (Registration No. 33-45949)).

     4.5       Second Amendment effective as of January 1, 1993, to Employment Agreement dated as of
               January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration
               No. 33-60516)).

     4.6       Second [sic] Amendment dated as of April 12, 1994, to Employment Agreement dated as of
               January 31, 1991, by and between the Company and David H. Edwab (incorporated by reference from Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
               January 28, 1995).

     4.7       Option Issuance Agreement dated as of September 30, 1991, by and between the Company and
               David H. Edwab (incorporated by reference from Exhibit 4.5 to the Registrant's Registration
               Statement on Form S-1 (Registration No. 33-45949)).

     4.8       First Amendment to Option Issuance Agreement dated April 22, 1992, but effective as of
               September 30, 1991 (incorporated by reference from Exhibit 4.7 to the Registrant's
               Registration Statement on Form S-8 (Registration No. 33-48109)).

     4.9       Second Amendment to Option Issuance Agreement dated effective as of January 1, 1993
               (incorporated by reference from Exhibit 4.8 to the Registrant's Registration Statement on
               Form S-1 (Registration No. 33-60516)).

   Exhibit
    Number                                        Description of Exhibits
    ------                                        -----------------------
     4.10      First [sic] Amendment to Option Issuance Agreement dated as of April 12, 1994 (incorporated by reference from Exhibit 4.10 to the Registrant's Annual Report on Form 10-K for the
               fiscal year ended January 28, 1995).

     4.11      1992 Stock Option Plan (incorporated by reference from Exhibit 10.5 to the Registrant's
               Registration Statement on Form S-1 (Registration No. 33-45949)).

     4.12      First Amendment to 1992 Stock Option Plan (incorporated by reference from Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-60516)).

     4.13      Second Amendment to 1992 Stock Option Plan.

     5.1       Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

     23.1      Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

     23.2      Consent of Deloitte & Touche LLP.